EXHIBIT 21

                         Subsidiaries of the Registrant



                                                    State of         Percentage
         Subsidiary                              Incorporation       Ownership
-----------------------------                    -------------       ---------
First Federal Savings Bank                       United States          100%

First State Corp.                                   Alabama             100%

          Subsidiary of First State
          Corp.:

            First State Bank of Bibb County         Alabama            100%



               The operations of the Company's subsidiaries are included in the Company's consolidated statements.